FIRST AMENDMENT
TO
CUSTOMER DISTRIBUTION AGREEMENT

This First Amendment ("**First Amendment**") to the Customer Distribution Agreement, dated as of _______________, is effective as of _______________, 2023 (the "**First Amendment Effective Date**") by and between United Natural Foods, Inc., a Delaware corporation ("**UNFI**") and Healthier Choices Management Corp., a Florida corporation **("HCMC")**, Healthy Choice Markets, Inc. a Florida corporation ("**HCM**"), Healthy Choice Markets 2, LLC, a Florida limited liability company ("**HCM2**"), Healthy Choice Markets 3, LLC, a Florida limited liability company ("**HCM3**"), and Healthy Choice Markets IV, LLC, a Florida limited liability company ("**HCM4**"), collectively HCMC, HCM, HCM2, HCM3, and HCM4 referred to herein as "**Customer**". UNFI and Customer may be referred to herein individually as a "**Party**" and collectively as the "**Parties**." **Each of UNFI and Customer is individually referred to as a "Party" and collectively as the "Parties".**

WHEREAS, UNFI and HCM are parties to that certain Customer Distribution Agreement, effective as of September 1, 2022 (the "**Agreement**");

WHEREAS, UNFI and HCM desire to amend the Agreement to add all of the individual Customer entities as parties to the Agreement and Customer agrees jointly and severally to all of the terms of the Agreement as amended by this First Amendment; and

WHEREAS, the Parties desire to amend the Agreement and otherwise modify the Agreement and incorporate the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Capitalized terms not defined herein shall have the same meaning as set forth in the Agreement.

2. **Amendment**. Effective as of the First Amendment Effective Date, the Parties acknowledge and agree that:

    A. **PAYMENT TERMS AND CONDITIONS.** Payment terms shall change from twenty-one (21) days to fourteen (14) days; therefore the first sentence of Section

8.A. shall be amended to read as follows, "Terms are net fourteen (14) days from the date of invoice." The remainder of Section 8.A. shall remain unchanged.

B. **COST PLUS PRICING**. Exhibit A to the Agreement shall be amended as follows:

i. The existing Annual Sales Volume/UNFI Cost Plus Pricing chart shall be deleted in its entirety, and replaced in its entirety with the following chart:

Annual Sales Volume	UNFI Cost Plus Pricing
$12,000,000.00 – $13,999,999.99	8.75%
$14,000,000.00 – $15,999,999.99	8.50%
$16,000,000.00 or greater	8.25%

ii. The sentence below the existing Annual Sales Volume/UNFI Cost Plus Pricing chart which reads, "If Customer's annual sales volume exceeds twelve million dollars ($12,000,000), UNFI and Customer agree to negotiate, in good faith, a modification to the cost-plus pricing program.", shall be deleted in its entirety and not replaced with new language; and

iii. A new section (3), Market Support shall be added after "2. CREDITS" and shall read as follows:

"3. **TRANSITION ALLOWANCE.** UNFI will offer Customer a one-time allowance of one hundred thousand dollars ($100,000.00) (the "**Transition Allowance**"). The Transition Allowance will be used to offset any expenses the Customer incurs as a result of transitioning to using UNFI as its wholesale distributor. The Transition Allowance will be paid within thirty (30) days of the First Amendment Effective Date. Upon the occurrence of any of the following events, the Customer will repay the Transition Allowance on a pro rata basis: (i) early termination of this Agreement by either Party, (ii) Customer's failure to achieve the Volume Minimum as of twenty four (24) months from the Effective Date of the Agreement or to maintain the Volume Minimum thereafter, or (iii) Customer's failure to remain in compliance with the terms of this Agreement, including, without limitation, payment terms. For example, if Customer fails to achieve the Volume Minimum as of the second anniversary of the Effective Date of the Agreement, the pro rata return calculation would be 1/3 x the amount of the payment."

3. **Effectiveness; Limited Effect**. This First Amendment is effective as of the First Amendment Effective Date. Except as expressly provided in this First Amendment, all of the terms and provisions of the Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Agreement or as a waiver of or consent to any further or future action on the part of either Party hereto that would require the waiver or consent of the other Party. On or after the date hereof, each reference in the Agreement to "this Agreement," "the Agreement," "hereunder" "hereof," "herein" or words of the like import, and each reference to the Agreement in any other agreements, documents or instruments executed and delivered pursuant to, or in connection with, the Agreement, will mean and be a reference to the Agreement as amended by this First Amendment.

4. **Ratification**. Except as modified by this First Amendment, the Agreement shall remain in full force and effect. The Agreement, as amended by this First Amendment, is hereby ratified and confirmed by Customer and UNFI.

5. **Entire Agreement**. This First Amendment constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments, writings, agreements and all other communications between the Parties relating to the subject matter hereof. This First Amendment shall govern in the event of any inconsistency between this First Amendment and any other agreement.

6. **Counterparts**. This First Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. The execution and delivery of this First Amendment may be evidenced by electronic transmission of a signed copy of this First Amendment and each Party consents to the use of electronic signatures.

IN WITNESS THEROF, the Parties have executed this First Amendment by their authorized representatives as of the date first set forth above.

HEALTHIER CHOICES MANAGEMENT CORP.

By:________________________________

Name:______________________________

Title:_______________________________

HEALTHY CHOICE MARKETS, INC.

By:________________________________

Name:______________________________

Title:_______________________________

HEALTHY CHOICE MARKETS 2, LLC

By:_____________________________

Name:___________________________

Title:____________________________

HEALTHY CHOICE MARKETS 3, LLC

By:________________________________

Name:______________________________

Title:_______________________________

HEALTHY CHOICE MARKETS IV, LLC

By:_____________________________

Name:___________________________

Title:____________________________

UNITED NATURAL FOODS, INC.

By:_____________________________

Name:______________________________

Title:_______________________________